Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our report dated March 7, 2013, with respect to the consolidated balance sheets of Camelot Services, Inc. and subsidiary (Missouri corporations) as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive loss, changes in shareholder's equity, and cash flows for the years then ended, incorporated by reference into this Form S-8 filing.

/s/ Brown Smith Wallace LLC

St. Louis, Missouri
November 26, 2013